Exhibit 32.1
Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. §1350
Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Alliant Energy Corporation (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John O. Larsen
John O. Larsen
Chairman, President and Chief Executive Officer

/s/ Robert J. Durian
Robert J. Durian
Executive Vice President and Chief Financial Officer

May 8, 2020